UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2026

SONOCO PRODUCTS COMPANY
(Exact name of registrant as specified in its charter)
001-11261
 (Commission File No.)

South Carolina	57-0248420
(State or other jurisdiction or incorporation)	(I.R.S. Employer Identification Number)
1 N. Second St.
Hartsville, South Carolina 29550
(Address of principal executive offices)(Zip Code)
Telephone: (843) 383-7000
(Registrant's telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
No par value common stock	SON	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Chief Executive Officer Transition
On November 6, 2026, R. Howard Coker, Director, President and Chief Executive Officer of Sonoco Products Company (the “Company”), notified the Company of his decision to retire as Director, President and Chief Executive Officer, effective December 31, 2026 (the “Effective Date”). The Board of Directors of the Company (the “Board”) has accepted Mr. Coker’s notice of retirement.
In accordance with the Board’s ongoing succession planning process, on November 6, 2026, the Board appointed and elected Ernest D. Haynes III, the Company’s President, Global Consumer Packaging, to serve as President and Chief Executive Officer and as a director of the Company, beginning on the Effective Date.
Mr. Haynes, age 53, joined the Company in 1997 and most recently assumed the position of President, Global Consumer Packaging in August 2026. Mr. Haynes has also held several other positions with the Company, including President, Consumer Packaging, Americas, from November 2025 to August 2026, President, Sonoco Metal Packaging Division, from 2022 to 2025, Vice President, Rigid Paper Containers, North America, from 2021 to 2022, Division Vice President and General Manager of Rigid Paper and Containers, North America, from 2018 to 2021, and Division Vice President and General Manager of Tubes and Cores, U.S. and Canada, from 2015 to 2018. Mr. Haynes is a graduate of the Wharton School’s Executive General Management Program and holds a bachelor’s degree in industrial engineering from Clemson University. Mr. Haynes will serve on the Executive Committee of the Board.
In connection with his employment as President and Chief Executive Officer, Mr. Haynes is entitled to receive (i) an annual base salary of $1,100,004 and (ii) an annual bonus target equal to 120% of his annual base salary, subject to the terms of the Company’s annual cash incentive plan. Mr. Haynes will also be eligible to receive annual awards under the Company’s 2024 Omnibus Incentive Plan of restricted stock units and performance contingent stock units with an anticipated approximate target level of $6,000,000, with the first such annual equity grant expected to be in February 2027. In connection with his employment as Chief Executive Officer, Mr. Haynes will continue to participate in the Company’s Change-in-Control Plan and Executive Officer Severance Plan.

Joachimczyk Retention Award
Also on November 6, 2026, the Executive Compensation Committee of the Board approved a retention award for Paul Joachimczyk, the Chief Financial Officer of the Company, of $1,500,000 in the form of restricted stock units (the “Retention Award”). The Retention Award cliff vests on the second anniversary of the grant date, subject to Mr. Joachimczyk’s continued service with the Company.

Item 7.01 Regulation FD Disclosure.
On November 9, 2026, the Company issued a press release relating to the announcement described in Item 5.02. A copy of the Company’s press release is being furnished as Exhibit 99.1 to this Form 8-K.
The information, including Exhibit 99.1, being furnished pursuant to this Item 7.01 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
99.1	Press Release dated November 9, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONOCO PRODUCTS COMPANY

Date: November 9, 2026	By:	/s/ John M. Florence, Jr.
John M. Florence, Jr.
General Counsel, Secretary and Vice President